Exhibit 3.1 (1)

State of Delaware

Office of the Secretary of State

I, EDWARD J. FREEL, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS

A TRUE AND CORRECT COPY OF THE CERTIFICATE OF INCORPORATION OF ''APTA HOLDINGS, INC.", FILED IN THIS OFFICE ON

THE FOURTH DAY OF JUNE, A.D. 1999, AT 12:45 O'CLOCK P.M.

A FILED COPY OF THIS CERTIFICATE HAS BEEN FORWARDED TO THE NEW CASTLE COUNTY RECORDER OF DEEDS.

3051961 8100 991224959	/s/ Edward J. Freel Edward J. Freel, Secretary of State AUTHENTICATION: 9786514 DATE: 06-04-99

CERTIFICATE OF INCORPORATION
OF
APTA HOLDINGS, INC.

ARTICLE I
NAME

The name of the Corporation is: APTA HOLDLNGS, LNC,

ARTICLE II
REGISTERED OFFICE

The address of the rc-Eistered office of the Corporation in the State of Delaware is The Corporation Trus: Center, 1209 Orange Street, Wilmington, County of New Castle, Delaware 19801, and the name oF the Corporation's registered agent at that address is The Corporatiort-Trust Company.

ARTICLE III
BUSINESS

The purposes of the Corporation shall be to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware, as the same exists or may hereafter be amended (the "Ga.").

ARTICLE IV
AUTHORIZED CAPITAL STOCK

The total number of si-ares of stock that the Corporation shall have the authority to issue is Two Million (2,000,000) shares of Common Stock, par value 5.001 per share ("Common Stock"), amounting in the aggregate to Two Thousand Dollars (52,000).

The number of authorized shares of Common Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority in voting power of the stock of the Corporation entitled to vote thereon irrespective of the provisions of Section 242(b)(2) of the GCL, and no vote of the holders of the Common Stock voting separately as a class shall be required therefor.

ARTICLE V
ADDRESS OF INCORPORATORS AND INITIAL DIRECTORS

The name and mailing address of each incorporator is as follows:

NAME                                                        MAILING ADDRESS

D. J. Murphy                                                     1209 Orange Street, Wilmington, Delaware 19801

L. J. Vitalo                                                          1209 Orange Street, Wilmington, Delaware 19801

E. L. Reilly                                                          1209 Orange Street, Wilmington, Delaware 19801

The name and mailing address of each person who is to serve as a director until the first annual meeting of the stockholders or until a successor is elected and qualified,  is as follows:

NAME                                                        MAILING ADDRESS

Harry J. Santoro                                        215 West Main Street, Maple Shade, NJ 08052
Stephen M. Robinson                              172 Tuckerton Road, Medford, NJ 08055

ARTICLE VI
ELECTION OF DIRECTORS

A. The business and affairs of the Corporation shall be conducted and managed by, or under the direction of, the Board. The total number of directors constituting the entire Board shall be not less than one (1) nor more than fifteen (15)-, with the then-designated number of directors being fixed from time to time by Cr pursuant to a resolution passed by the Board. Members of the Board shall hold office until their successors are elected and qualified or until their earlier death, resignation, disqualification or removal.

B. Unless and except to the extent tha(the Bylaws of the Corporation shall so require, the election of directors of the Coiporation need not be by written ballot.

C. Newly created directorships resulting from any increase in the authorized number of directors, and any vaceine1e5 or the Board resulting fiom death, resignation, disqualification, removal, or other cause, may be filled by the affirmative vote of a majority of the remaining directors then in office, even though less than a quorum of the Board. No decrease in the number of directors constituting the Board shall shorten the term of any incumbent director.

D. Any dirtecto:- or the entire board of directors may be removed, with or without cause, by the holders of a majority of the shares then entitled to vote at an election of directors.

ARTICLE VII
MEETINGS OF STOCKHOLDERS

A. Meetings of stockholders of the Corporation may be held within or without the State of Delaware, as the Bylaws of the Corporation may provide. Special meetings of stockholders of the Corporation may be called only by the Chairman of the Board, or by the Board pursuant to a resolution adopted by the Board. Special mettings of stockholders may not be called by any other person or persons or in any other manner. The books of the Corporation may be kept (subject to any provision contained in the statutes) outside the State of Delaware at such place or places as may be designated from time to time by the board of directors or in the by-laws of the corporation.

B. In addition to the powers conferred on the Board by this CartificatP, of Incorporation and by the GCL, and without limiting the generality thereof, the Board is specifically authorized from time to time, by resolution of the Board without additional authorization by the stockholders of the Corporation:

To make, alter or repeal the by-laws of the corporation.

To authorize and cause to be executed mortgaaes and liens upon the real and personal property of the corporation.

To set apart out of any of the funds of the corporation available for dividends a reserve or reserves for any proper purpose and to abolish any such reserve in the manner in which it was created.

To designate one or more committees, each committee to consist of one or more of the directors of the corporation. The board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. The by-laws may provide that in the absence or disqualification of a member of a committee, the member or members present at any meetinR and not disqualified from voting, whether or not such member or members constitute a quorum. may unanimously appoint another member of the broard of directors to act at the meeting in the place of any such absent or disqualified member. Any such committee, to the extent provided in the resolution of the board of directors, or in the by-laws of the corporation, shall have and may exercise all the powers and authority of the board of directors in the management of the business and affairs of the corporation, and may authorize the seal of the corporation to be affixed to all papers which may require it; but no such committee shall have the power or authority in reference to the following matters: (i) approving or adopting, or recommending to the stockholders, any action or matter expressly required by the Delaware General Corporation Law to be submitted to stockholders for approval or (ii) adopting, amending or repealing any bylaw of the corporation.

When and as authorized by the stockholders in accordance with law, to sell, lease or exchange all or substantially all of the property and assets of the corporation, including its good will and its corporate franchises, upon such terms and conditions and for such consideration, which may consist in whole or in part of money or property including shares of stock in, and/or other securities of, any other corporation or corporations, as its board of directors shall deem expedient and for the best interests of the corporation.

The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

ARTICLE VIII
LBIITATION OF LIABILITY

A director of the Corporation shall not be liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duly as a director, except for liability (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware GCL, or (iv) for any transaction from which the director derived any improper personal benefit.

Any repeal or modification of the foregoing paragraph shall not adversely affect any right or protection of a director of the Corporation existing hereunder with respect to any act or omission occurring prior to such repeal or modification.

ARTICLE IX
BOARD CONSIDERATIONS UPON SIGNIFICANT EVENTS

The Board, when evaluating any (A) tender offer or invitation for tenders, or proposal to make a tender offer or request or invitation for tenders, by another party, for any equity security of the Corporation, or (B) proposal or offer by another party to (1) merge or consolidate the Corporation or any subsidiary with another corporation or other entity, (2) purchase or otherwise acquire all or a substantial portion of the properties or assets of the Corporation or any subsidiary, or sell or otherwise dispose of to the Corporation or any subsidiary all or a substantial portion of the properties or assets of such other party, o: (3) liquidate, dissolve, reclassify the securities of, declare an extraordinary dividend of, recapitalize or reorganize the Corporation, may take into account all factors that the Board teems relevant, including, without limitation, to the extent so deemed relevant, the potential impact on employees, customers, suppliers, partners, joint venturers and other constituents of the Corporation and the communities in which the Corporation operates.

ARTICLE X
DURATION

The corporation is to have perpetual existence.

WE THE UNDERSIGNED. being each of the incorporators hereinbefore named, for the purpose of forming a corporation pursuant ;.o the General Corporation Law of the State of Delaware, do mate this Certificate, hereby declaring and certifying that this is our act and deed and the facts herein stated are true, and accordingly have hereunto set our hands this  4th day of June, 1999.

/s/ D. J. Murphy
D. J. Murphy

/s/ L. J. Vitalo
L. J. Vitalo

/s/ E. L. Reilly
E. L. Reilly

State of Delaware

Office of the Secretary of State

I, HARRIET SMITH WINDSOR, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS

A TRUE AND CORRECT COPY OF THE CERTIFICATE OF AMENDMENT OF "ARTA HOLDINGS, INC.", FILED IN THIS OFFICE ON THE

EIGHTH DAY OF JUNE, A.D. 2001, AT 1 O'CLOCK P.M.

A FILED COPY OF THIS CERTIFICATE HAS BEEN FORWARDED TO THE NEW CASTLE COUNTY RECORDER OF DEEDS.

3051961 8100 010276335	/s/ Harriet Smith Windsor Harriet Smith Windsor, Secretary of State AUTHENTICATION: 1179233 DATE: 06-08-01